EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement of Tredegar Industries, Inc. on Form S-8 of our report, dated January 17, 1996, on our audits of the consolidated financial statements of Tredegar Industries, Inc. and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in Tredegar Industries, Inc's Annual Report on Form 10-K for the year ended December 31, 1995.



                                                /s/ Coopers & Lybrand L.L.P.
                                                    Coopers & Lybrand L.L.P.

Richmond, Virginia
September 27, 1996


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